CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer Jill Baker, Senior Director of Investor Relations (781) 434-4118

PAREXEL REPORTS FOURTH QUARTER AND FISCAL 2003 FINANCIAL RESULTS

- Fiscal year revenue grows 15% -

Boston, MA, August 7, 2003 – PAREXEL International Corporation (Nasdaq: PRXL) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2003.

For the three months ended June 30, 2003, PAREXEL’s consolidated service revenue grew 11.7% to $138.1 million compared with $123.6 million in the prior year period. Including the effect of a $3.5 million facilities-related charge, as detailed below, and severance costs of $1.9 million, operating income was $3.6 million, or 2.6% of consolidated service revenue in the fourth quarter versus operating income of $9.2 million, or 7.5% in the comparable quarter of the prior year. The severance costs reduced the operating margin by 1.4 points in the quarter. Net income for the quarter was $2.9 million, or $0.11 per diluted share, compared with net income of $4.0 million, or $0.16 per diluted share for the quarter ended June 30, 2002.

In the quarter ended June 30, 2003, the Company recorded a facilities-related charge totaling $3.5 million, as a result of changes in prior assumptions regarding certain leased facilities which were abandoned as part of a restructuring in June 2001. The changes in prior assumptions were caused by a further deterioration in challenging real estate market conditions which have made it difficult to sub-lease the abandoned facilities at previously estimated rental rates.

On a proforma basis, excluding the $3.5 million facilities-related charge, operating income for the fourth quarter was $7.1 million, or 5.1% of consolidated service revenue, net income was $5.1 million, and earnings per diluted share were $0.20. The fourth quarter charge had no beneficial impact on proforma fourth quarter operating results.

For the fiscal year ended June 30, 2003, consolidated service revenue was $512.1 million versus $444.3 million in the prior year period, an increase of 15.3%. Operating income for Fiscal 2003 was $20.6 million, or 4.0% of consolidated service revenue, compared with $20.5 million, or 4.6% in the prior year. Net income for Fiscal 2003 was $10.7 million or $0.42 per diluted share, compared with net income of $13.2 million, or $0.52 per diluted share, for the fiscal year ended June 30, 2002. On a proforma basis, excluding $9.4 million in facilities-related charges, operating income for Fiscal 2003 was approximately $30 million, or 5.9% of revenue, net income was $16.7 million, and earnings per diluted share were $0.65, representing growth of 25% over Fiscal 2002 earnings per share.

On a segment basis, service revenue for the fourth quarter was $84.3 million in Clinical Research Services, $24.5 million in the PAREXEL Consulting Group, $21.4 million in Medical Marketing Services, and $7.8 million in Perceptive Informatics, Inc. (Perceptive). For the fiscal year, service revenue was $312.8 million in Clinical Research Services, $100.6 million in the PAREXEL Consulting Group, $73.8 million in Medical Marketing Services, and $24.8 million in Perceptive.

For the six-month period from January to June 2003, PAREXEL reported net new business (gross new business less cancellations) of $263.8 million. Net new business for this period increased 15.4% when compared with the six-month period from January to June of 2002, but declined 10.5% from the six-month period ended on December 31, 2002. Net new business for the full fiscal year was $558.6, an increase of 16.5% from Fiscal 2002. Backlog at June 30, 2003 was $586.6 million, a sequential decrease of 1.1% from the December 31, 2002 backlog, but an increase of 8.6% over the backlog reported at June 30, 2002, which was $540 million.

Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “This fiscal year we achieved double-digit revenue growth and a full-year proforma operating margin that was in line with the Company’s target. The Company’s global footprint significantly contributed to our ability to achieve these results, with Europe generating strong revenue growth and profitability improvement. PAREXEL’s largest business unit, Clinical Research Services, drove the Company’s growth, showing considerable improvement over the course of the year in key productivity and profitability metrics. We did experience challenges in the PAREXEL Consulting Group business over the course of the year, but have taken steps which we believe will result in improvement to the business going forward.”

“As we enter Fiscal 2004, we believe that our momentum and that of the industry is positive. This gives us the confidence to provide earnings per share guidance for the new fiscal year that is higher than the current Wall Street consensus numbers. Achieving the mid-point of our projected EPS range will result in growth of almost 30% over Fiscal 2003 proforma earnings per share.”

The Company issued forward-looking guidance regarding revenue and earnings per share for the first quarter of Fiscal 2004 (ending September 30, 2003), for Calendar 2003, and for Fiscal 2004. For the first quarter of Fiscal 2004, the Company anticipates reporting consolidated service revenue in the range of $132 to $137 million and earnings per diluted share in the range of $0.17 to $0.19. For the 2003 calendar year, expectations are for consolidated service revenue in the range of $540 to $550 million, and earnings per diluted share as defined by GAAP in the range of $0.65 to $0.69, and on a proforma basis in the range of $0.74 to $0.78 (excluding the nine cents per share restructuring charge reported in the fourth quarter of FY 2003). For Fiscal 2004, the Company anticipates reporting consolidated service revenue in the range of $560 to $580 million and earnings per diluted share in the range of $0.80 to $0.88.

The Company believes that presenting the proforma information contained in this press release assists investors and others to gain a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasts. Management uses this proforma information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Proforma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of Generally Accepted Accounting Principles (GAAP) results with proforma results may be found in the attached financial tables.

PAREXEL’s Fourth Quarter and Fiscal 2003 Earnings Conference Call will begin at 10 a.m. ET on Thursday, August 7th and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at http://www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial (212) 676-4900 and ask to join the PAREXEL quarterly conference call.

PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 57 locations throughout 36 countries around the world, and has 5,095 employees.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding the Company’s existing capital resources and future cash flows from operations, and statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the first quarter of Fiscal 2004, the second half of calendar year 2003, and Fiscal 2004. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects” and similar expressions are intended to identify forward-looking statements. These statements involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry; competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of Amendment No. 3 to the Company’s Registration Statement on Form S-3/A, as filed with the Securities and Exchange Commission on July 15, 2003, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	(Unaudited)
	For the three months ended June 30, 2003

	As Reported	Adjustments		Pro-Forma	2002

Service revenue	$138,090			$138,090	$123,577
Reimbursement revenue	26,368			26,368	38,785

Total revenue	164,458			164,458	162,362
Costs and expenses:
Direct costs	91,646			91,646	82,803
Reimbursable out-of-pocket expenses	26,368			26,368	38,785
Selling, general and administrative	33,867			33,867	26,818
Depreciation and amortization	5,501			5,501	4,737
Restructuring expense	3,488	(3,488	)(a)	—	—

Income from operations	3,588	3,488		7,076	9,219
Other income (loss)	1,004			1,004	(2,121)

Income before income taxes	4,592	3,488		8,080	7,098
Provision for income taxes	1,654	1,256		2,910	2,980
Minority interest	56			56	118

Net income	$2,882	$2,232		$5,114	$4,000

Earnings per common share:
Basic	$0.11	$0.09		$0.20	$0.16
Diluted	$0.11	$0.09		$0.20	$0.16
Shares used in computing earnings per common share:
Basic	25,695	25,695		25,695	25,074
Diluted	26,157	26,157		26,157	25,690

	(Preliminary)
Balance Sheet Information	June 2003	March 2003	June 2002

Billed accounts receivable, net	$143,978	$138,508	$131,483
Unbilled accounts receivable, net	78,748	82,853	93,230
Deferred revenue	(130,650)	(134,390)	(114,723)

Net receivables	$92,076	$86,971	$109,990

Cash and marketable securities	$82,724	$76,130	$66,109
Working capital	$134,345	$129,628	$138,020
Total assets	$464,237	$443,390	$407,161
Stockholders’ equity	$227,100	$219,312	$200,077
Quarterly Supplemental Financial Data
Total revenue	$164,458	$159,162	$162,363
Investigator fees	21,218	18,578	17,240

Gross revenue	$185,676	$177,740	$179,603

DSO	45	44	56

a)	Facilities-related restructuring charge resulting from changes in prior assumptions regarding certain previously abandoned leased facilities.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	(Unaudited)
	For the year ended June 30, 2003

	As Reported	Adjustments		Pro-Forma	2002

Service revenue	$512,054			$512,054	$444,318
Reimbursement revenue	107,161			107,161	120,606

Total revenue	619,215			619,215	564,924
Costs and expenses:
Direct costs	340,308			340,308	305,923
Reimbursable out-of-pocket expenses	107,161			107,161	120,606
Selling, general and administrative	121,111			121,111	100,009
Depreciation and amortization	20,656			20,656	17,893
Restructuring expense	9,374	(9,374	)(a)	—	—

Income from operations	20,605	9,374		29,979	20,493
Other income (loss)	(2,118)			(2,118)	2,441

Income before income taxes	18,487	9,374		27,861	22,934
Provision for income taxes	7,250	3,375		10,625	9,013
Minority interest	575			575	686

Net income	$10,662	$5,999		$16,661	$13,235

Earnings per common share:
Basic	$0.42	$0.24		$0.66	$0.53
Diluted	$0.42	$0.23		$0.65	$0.52
Shares used in computing earnings per common share:
Basic	25,371	25,371		25,371	24,928
Diluted	25,683	25,683		25,683	25,582

a)	Facilities-related restructuring charges resulting from changes in prior assumptions regarding certain previously abandoned leased facilities.

PAREXEL International Corporation
Segment Information
($ in thousands)

	Three months ended		For the year ended
	June 30,		June 30,

	2003	2002	2003	2002

Clinical Research Services (CRS)
Service revenue	$84,305	$72,802	$312,847	$261,727
% of total service revenue	61.1%	58.9%	61.1%	58.9%
Gross profit	$31,452	$25,681	$113,488	$86,607
Gross margin % of service revenue	37.3%	35.3%	36.3%	33.1%
The PAREXEL Consulting Group (PCG)
Service revenue	$24,499	$26,570	$100,621	$97,775
% of total service revenue	17.7%	21.5%	19.7%	22.0%
Gross profit	$4,265	$7,327	$24,657	$26,309
Gross margin % of service revenue	17.4%	27.6%	24.5%	26.9%
Medical Marketing Services (MMS)
Service revenue	$21,448	$18,639	$73,786	$64,829
% of total service revenue	15.5%	15.1%	14.4%	14.6%
Gross profit	$7,057	$6,326	$23,957	$21,365
Gross margin % of service revenue	32.9%	33.9%	32.5%	33.0%
Perceptive Informatics, Inc. (PII)
Service revenue	$7,838	$5,566	$24,800	$19,987
% of total service revenue	5.7%	4.5%	4.8%	4.5%
Gross profit	$3,670	$1,440	$9,644	$4,114
Gross margin % of service revenue	46.8%	25.9%	38.9%	20.6%
Total service revenue	$138,090	$123,577	$512,054	$444,318
Total gross profit	$46,444	$40,774	$171,746	$138,395
Gross margin % of service revenue	33.6%	33.0%	33.5%	31.1%